SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CHINACAST EDUCATION CORPORATION
(Name of Registrant as Specified in Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Supplement
To
Proxy Statement Dated November 14, 2011,
as supplemented by a Supplement dated December 8, 2011
For
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
CHINACAST EDUCATION CORPORATION
TO BE HELD ON DECEMBER 21, 2011

The date of this Supplement is December 16, 2011

ChinaCast Education Corporation (“ChinaCast,” “we” and “us”) is furnishing this supplement dated December 16, 2011 (the “Supplement”) to its proxy statement dated November 14, 2011, as amended and supplemented by a supplement thereto dated December 8, 2011 (collectively, the “Definitive Proxy Statement”) in connection with its 2011 Annual Meeting of Stockholders be held on Wednesday, December 21, 2011, at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to December 20, 2011, at 8:00 p.m. U.S. Eastern Standard Time.

Except as specifically supplemented by the information contained in this supplement, all information set forth in the Definitive Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Definitive Proxy Statement. The Definitive Proxy Statement is available on the internet at www.chinacasteducation.com. From and after the date of this supplement, all references to the “Proxy Statement” are to the Definitive Proxy Statement as supplemented by this supplement.

Changes to Definitive Proxy Statement

The following changes are hereby made to the Definitive Proxy Statement:

General Information About Voting; Who Can Vote?:  The following language is hereby added to the end of the response to the question “Who Can Vote?”

“SEC Rule 14a-13(a)(3) requires that companies give 20 business days’ advance notice of the record date to brokers, dealers, voting trustees, banks, associations and other entities that exercise fiduciary powers in nominee names or otherwise, collectively referred to as nominee holders. The broker searches were commenced on October 19, 2011. The Company’s notices were sent fewer than 20 business days prior to the record date, which did not comply with Rule 14a-13(a)(3), although the Company has confirmed that 100% of the nominee holders were notified of the record date prior to the record date. Since the purpose of Rule 14a-13(a)(3) is to ensure that nominee holders are provided sufficient notice to permit timely distribution of proxy or other meeting materials to all beneficial owners of shares held through nominee holders, the Company believes that this purpose has been satisfied notwithstanding the shortened notice period.”

Additional Information; Voting; The paragraph entitled “By Mail” is hereby amended in its entirety to read as follows:

“By Internet; Telephone; Email or Mail. All beneficial owners that have received a Voting Instruction Form (VIF) from Broadridge may vote by internet or telephone through Broadridge in accordance with the instructions on the VIF.  A beneficial holder can also mail the VIF to Broadridge but a mailed vote will only be counted if it is received by Broadridge by 4pm on December 19, 2011.  Those beneficial holders holding shares in brokerage firms or banks not affiliated with Broadridge and record holders may submit proxies to Advantage Proxy until the date and time of the meeting by email to ksmith@advantageproxy.com or by fax (206) 870-8492.   A record holder can also mail his or her blue  proxy card to Advantage Proxy at 24925 13th Place South, Des Moines, WA 98198, as directed in the Company’s mailing, but if it is not received by 4pm on December 20, 2011, it will not be counted.”

Contact for Questions

If you have any questions concerning the Annual Meeting, please contact our Proxy Solicitor, Advantage Proxy, at (877) 870-8565 (toll-free).

BY ORDER OF THE BOARD OF DIRECTORS,
Ron Chan Tze Ngon

Chairman of the Board of Directors and Chief Executive Officer